October 27, 2009
2009年10月27日

CONFIDENTIAL

保密

China LianDi Energy Resources Engineering Technology Ltd.
4th Floor, Tower B, Wanliuxingui Building,
No.28 Wanquanzhuang Road,
Haidian District,
Beijing, PRC, 100089

中国联迪能源工程技术有限公司
北京市海淀区万泉庄路28号
万柳新贵大厦B座四层
中国, 100089

Attention:        Mr. Zuo Jianzhong, Chairman and CEO
致：                左建中，董事长和首席执行官

Re:                   China LianDi Energy Resources Engineering Technology Ltd. engagement of TriPoint Global Equities, LLC
关于：           中国联迪能源工程技术有限公司聘请泽邦国际证券有限公司为融资代理事宜

Dear Mr. Zuo:
尊敬的左先生：

This letter agreement (“Agreement”) confirms the engagement of TriPoint Global Equities, LLC (“TGE”) by China LianDi Energy Resources Engineering Technology Ltd. (“the Company”) as placement agent to arrange, on a best efforts and exclusive basis (subject to the terms herein), the sale of equity or equity-linked securities including convertible debt (“Equity”) and/or senior debt (“Debt”), (collectively the “Securities”) on behalf of the Company in an amount equal to approximately $80,000,000 (subject to market conditions) on terms agreed to by both TGE and the Company. The sale of Securities (“Financing” or “Financings”) will occur through one or more private placement pursuant to one or more exemptions from registration under the Securities Act of 1933, as amended (“Securities Act”), and in compliance with applicable securities laws of states and other jurisdictions (“Blue Sky Laws”).

本协议（“协议”）确认中国联迪能源工程技术有限公司（“公司”）聘请泽邦国际证券有限公司（“TGE”）作为其融资代理，由TGE 安排尽最大努力以公司和TGE同意的条款排他性代理公司（受本协议条款约束）销售总额约为80,000,000美元(受市场条件约束)的股权或与股权相关的证券包括可转债权（“股权”），和 /或债权（“债权”，债权与股权合称“证券”）。证券的销售和期权重组（“融资”）将通过一次或多次私募完成，该私募适用根据修订的1933年证券法（ “ 证券法”）下的一项或多项登记豁免，且应符合适用的州及其他管辖区域的证券法（“蓝天法”）。

17 State Street, 20th Floor		Phone: 212 732 7184
New York, NY 10004	www.tripointglobalequities.com	Fax: 212 202 6380

1.           Retention. Subject to the terms and conditions of this Agreement, the Company hereby engages TGE to act on behalf of the Company as its exclusive placement agent, subject to the conditions below, during the Authorization Period (as defined below) to arrange, on a best efforts basis, the sale of Securities in an amount and on terms and conditions satisfactory to the Company, and TGE hereby accepts such engagement. The Financing will be completed in two or more rounds. If TGE does not succeed in raising the first round, TGE agrees to work with another, mutually acceptable, well known and reputable placement agent to assist in the first round. In addition, for any Financing after the first Financing, TGE agrees to work with another, mutually acceptable, well known and reputable placement agent.

聘请。 根据本协议的条款与条件，公司聘请TGE在授权期限（定义如下）内根据本协议的条件担任公司的排他性融资代理，尽最大努力以公司同意的条款条件安排销售一定数量的证券，TGE于此接受上述聘请。该项融资将进行两轮或两轮以上。如果TGE 不能成功完成第一轮融资，TGE将与其他经双方同意的知名且有声望的融资代理合作以协助完成第一轮融资。同时，TGE将与其他经双方同意的知名且有声望的融资代理完成第一轮之后的融资。

2.           Authorization Period. TGE’s engagement shall become effective on the date hereof and, unless extended by the Company and TGE, shall expire twelve (12) months after the signing of this Agreement unless TGE arranges the sale of no less than $10 million and up to $20 million in securities on behalf of the Company, in which case the Authorization Period shall expire one (1) year from the placement of securities. The period from the date hereof through the expiration of this Agreement is called the “Authorization Period.”

授权期限。 TGE的聘用应该于本协议日开始，且除非经公司和TGE延长，应该自本协议签署之日起12个月到期，但是如果TGE代表公司成功销售了不少于一千万美元上至两千万美元的证券，则聘用期限自推销证券之日起一（1）年到期。从本协议日到本协议到期之日的期限称为“授权期限” 。

3.           Compensation. The Company shall pay TGE compensation as set forth below:

报酬。 公司应该向TGE支付如下报酬：

a.           Cash Fee for Equity. The Company shall pay TGE a cash placement fee equal to 7% on any gross proceeds received by the Company in connection with a Financing. The cash placement fee shall be paid by wire transfer on the closing date on which the Company receives such aggregate consideration. Additionally, TGE shall act as solicitation agent on behalf of the Company in connection with the exercise of investor warrants issued in connection with the Financings and shall pay TGE a cash fee of 8% of the aggregate consideration received by the Company in connection with the exercise of any such warrants.

17 State Street, 20th Floor		Phone: 212 732 7184
New York, NY 10004	www.tripointglobalequities.com	Fax: 212 202 6380

股权融资现金代理费。 公司应该向TGE支付一笔相当于一项股权融资（包括与股权相关的或可转债的融资）的总收入的7%的现金融资代理费。现金融资代 702;费应该在公司收到总对价的交割日通过电汇方式支付。此外，TGE应该就融资过程中发行给投资人的期权行权担任公司的请求代理，且公司应支付其因上述认股权证的行使而获得的总对价的8%的现金代理费给TGE。

b.           Management Fee. The Company shall pay TGE a management fee equal to 0.5% of the gross proceeds of the Securities sold in the Financings (“Management Fee”).

管理费。公司应该向TGE支付一笔相当于融资中销售证券总收入的0.5%的管理费（“管理费”）。

c.           Due Diligence Fee. Not Applicable.
尽职调查费用。不适用。

d.           Placement Agent Warrants for Equity. On each closing date of a Financing on which aggregate consideration is paid or becomes payable to the Company for its Securities, the Company shall issue to TGE or its permitted assigns warrants (“Warrants”) to purchase such number of shares of the Company’s common stock equal to 10% of the aggregate number of shares of common stock of the Company issued and issuable by the Company under and in connection with the Financings. The number of shares of common stock issuable upon exercise of the Warrants shall include all shares of common stock issuable under the Securities, including, without limitation, shares issuable upon conversion or exercise of the Securities. The Warrants shall provide for cashless exercise provided that the Company does not meet the registration requirements that may be defined in the term sheet to be received from investors in connection with the Financings, (even if the investor warrants do not have such rights). In the event the Company does meet the registration requirements and the common stock underlying the Warrants is included in an effective registration statement, TGE hereby agrees to waive the cashless exercise provision in connection with the Warrants.

股权融资中融资代理应获得的期权。 在每次融资中股权证券的总对价支付或应付给公司时的每一交割日，公司应该向TGE或其同意的受让人发行期权（“期权”）以购买相 403;于公司在融资中已发行或可发行总普通股数量的10%的公司普通股股份。行使期权时可发行的普通股数量应该包括证券中所有可发行的普通股，包括但不限于证券转换或行使时可发行的普通股。如果公司不能满足投资人的融资商业条款中的登记的要求，期权应该提供无现金Ŝ 92;权方式（即使投资人期权不具有这样的权益）。如果公司能满足登记要求并且期权可认购的股票已经有效登记，TGE于此同意放弃关于认股权证的无现金行使条款。

17 State Street, 20th Floor		Phone: 212 732 7184
New York, NY 10004	www.tripointglobalequities.com	Fax: 212 202 6380

The exercise price per share of the Warrants shall be equal to the effective price per share paid by the purchasers of the Securities (or in the event of a convertible security, the conversion price or exercise price per share of common stock on the closing date). The Warrants shall be exercisable after the date of issuance and shall expire five years after the Company begins trading publicly, unless otherwise extended by the Company. The Warrants shall include such anti-dilution protection, including protection against issuances of securities at prices (or with exercise prices, in the case of warrants, options or rights) below the exercise price of the Warrants and such other protective provisions as are included in the Securities issued to investors. The Warrants shall not be callable or redeemable. The Warrants shall also include on-demand registration rights exercisable following the first anniversary of the closing, as well as piggyback registration rights, both in the event that the Company’s common shares are publicly traded. The Warrants shall be transferable within TGE or to its assigns or designees, at TGE’s discretion.

期权的每股认购价应等同于购买证券的每股支付价格（或者在可转证券的情况下，交割日的普通股的每股转换价或认购价）。期权应该在发行日后即可行权且应该在公司开始上市后5年内有效，除非公司另行延长。期权应该具有反稀释保护，&# 21253;括但不限于在发行价格（在发行期权或权益的情况下的则为认购价）低于期权认购价的证券的情况下对期权的保护和对于投资人发行的证券中包含的其他保护条。期权应该不可随时偿还或赎回。在公司上市的情况下，期权还应该包括一项在交割后第一年可行使的要求登记权和附随登记权。& #26399;权可以由TGE自行决定在TGE内部转让或转让给其受让方或指定方。

e.           Cash Fees for Debt.  The Company shall pay TGE a cash placement fee equal to 6% on any gross proceeds received by the Company in connection with a debt financing (“Debt Financing”). In the case of a committed debt facility, the placement fee will be calculated on the gross available amount committed to the Company. The cash placement fee shall be paid by wire transfer on the closing date of a Debt Financing.
债权融资现金代理费。公司应该向TGE就债权融资支付一笔现金代理费，数额应等于公司从该债权融资（“债权融资”）中获得的总收入的6%。在承诺债权融通的情况下，融资代理费应在对公司的承诺付款的基数 978;计算。该现金代理费应在债权融资交割日当天通过汇款支付。

f.            Placement Agent Warrants for Debt.  On each closing date of a Debt Financing, the Company shall issue to TGE or its permitted assigns warrants (“Debt Warrants”) to purchase such number of shares of the common stock of the Company equal to 5% of the gross amount of a Debt Financing. If the Company is still private, the exercise price per share of the Debt Warrants shall be equal to a valuation of 6x trailing (latest fiscal year) earnings ratio. If the company has publicly traded equity, the exercise price per share of the Debt Warrants shall be equal to the trailing (from closing) 5 day VWAP of the Company’s common stock. The Debt Warrants shall be exercisable after the date of issuance and shall expire five years after the date of issuance, unless otherwise extended by the Company. The Debt Warrants shall include anti-dilution protection, including protection against issuances of securities at prices (or with exercise prices, in the case of warrants, options or rights) below the exercise price of the Debt Warrants. The Debt Warrants shall provide for cashless exercise and shall not be callable or redeemable. The Debt Warrants shall also include one demand registration right exercisable following the first anniversary of the closing as well as piggyback registration rights. The Debt Warrants shall be transferable within TGE or to its assigns or designees, at TGE’s discretion.

17 State Street, 20th Floor		Phone: 212 732 7184
New York, NY 10004	www.tripointglobalequities.com	Fax: 212 202 6380

债权融资中融资代理应获得的期权。在每个债权融资的交割日，公司应向TGE或其确认的受让人发行期权（“债权期权”），认购相当于债权融资数目5%的普通股股权数。如果 公司仍为非上市公司，债权期权的每股认购价应为公司尾期（上一财政年度）市盈率的6倍。如果公司有上市流通资产，债权期权的每股认购价应为应为交割日前5个交易日公司普通股票的成交量加权平均价。期权在发行日后即可行使，在发行日后 340;5年内有效，除非公司延长期权的有效期。 期权应包括反稀释保护条款，包括在发行证券时，证券价格（或发行期权、权益证书时，行权价格）低于期权行权价格的情况下的保护措施。期权应提供非现金行权方式，且不可回赎或撤回。期权应包括附属௙ 1;记权和在融资结束后一周年时可行使的要求登记权和附带登记权。 TGE可以根据自己的需要在TGE内部或向其指定或授权的第三方转让期权。

g.           Tail Period. The Company shall, and shall cause its affiliates to, pay to TGE all compensation described in this Section 3 with respect to all Securities sold to a purchaser or purchasers at any time prior to the expiration of twelve (12) months after the expiration of this Agreement (“Tail Period”) if (i) such purchaser or purchasers were identified to the Company by TGE during the Authorization Period, (ii) TGE advised the Company with respect to such purchaser or purchasers during the Authorization Period or (iii) the Company or TGE had discussions with such purchaser or purchasers during the Authorization Period.

尾期。 公司应该，且应该促使其关联方向TGE支付在本协议到期后12个月内任何时间（“尾期”）销 1806;给一家或多家买方的所有证券的所有第3条列明的报酬，如果(i)上述买方是TGE在授权期限内确认给公司的，(ii)TGE在授权期限内就上述买方向公司提供了建议，或(iii)公司或TGE在授权期限内&# 23601;上述买家进行了讨论。

h.           Finders Agreement. At any time within twenty four (24) months from the effective date of the termination of this Agreement, the Company or any of its affiliates shall enter into any transaction (including, without limitation, any merger, consolidation, acquisition, financing, joint venture or other arrangement) with any party introduced to the Company by TGE, directly or indirectly, during such period, TGE will be paid a transaction fee, payable at the closing thereof, equal to a percentage of the consideration or value received by the Company and/or its stockholders as follows: (a) 5% of the first $5,000,000, (b) 4% of the next $5,000,000, (c) 3% of the next $5,000,000, (d) 2% of the next $5,000,000, and (e) 1% of all amounts in excess of $20,000,000. In no event shall the fees payable pursuant to this paragraph 3(h) exceed the maximum finder’s fee allowed by the Financial Industry Regulatory Authority (“FINRA”) at the time of such transaction.  This provision shall not apply in the event that TGE is otherwise compensated pursuant to section 3(g) for the transaction.

17 State Street, 20th Floor		Phone: 212 732 7184
New York, NY 10004	www.tripointglobalequities.com	Fax: 212 202 6380

发现者协议。 在本协议终止日后24个月内，如果公司或其任何关联方与我们直接或间接介绍给公司的任何一方达成任何交易（包括但不限于任何合并，融合，收购，融资，合资或其他 5289;，我们将会收到一笔于交割日支付的相当于公司和/或其股东收到的对价或价值的如下比例的交易费：(a)第一个5,000,000美元的5%，(b)下一个5,000,000美元的4%，(c)第三个5,000,000美元的3%，(d) 第四个5,000,000美元的2%，以及(e)所有20,000,000美元以上的金额的1%。任何情况下根据本第3(h) 款支付的费用不得超过交易当时金融行业监管机构（“FINRA”）允许的最高发现者费。若公司依据3（g）的条款向TGE支付报酬，则此条款不适用。

i.            Other Member Firms. In connection with the Financing, TGE shall have the right to associate itself with other members of the Financial Industry Regulatory Authority (“FINRA”) and/or agents who will share in compensation.

其他成员。 关于融资，TGE应有权与其他FINRA成员和/或代理合作并分享报酬。

4.           Reimbursements.

偿还。

a.           Regardless of whether a Financing is consummated, the Company shall reimburse TGE for all of its reasonable out-of-pocket expenses including due diligence and travel to the Company’s facilities. The Company shall be responsible for, and shall bear, all expenses directly and necessarily incurred in connection with the private placement, including, without limitation, the costs of preparing, printing, mailing and filing any documents to be provided to investors and all amendments and supplements thereto; registrar and transfer taxes, if any, preparing, printing, and delivering any other Information or Company Data; blue sky fees, filing fees as well as the fees and disbursements of TGE’s counsel, which shall be $15,000, in connection with blue sky matters; and the fees and disbursements of counsel to any investor in connection with the preparation of any opinion of counsel required in connection with a Financing, or any amendment or supplement thereto.

无论融资或证券销售是否完成，公司应偿还TGE全部的合理实付费用，包括尽职调查和旅行费用。公司应承担私募过程中产生的所有直接必要的费用，包括但不限于：任何向投资者所提供的文件ࡡ 0;其修订和补充文件的起草、打印、邮寄和备案费用；任何其它信息或公司数据的登记注册和交易税费（如有）、起草、打印和递送费用；蓝天费用、备案费用以及针对蓝天事宜的TGE顾问的费用和支出，该项费用应为15,000美元；就准备针对一项融资的咨询意ෆ 5;或其修订或补充而向投资者提供融资咨询意见的顾问费用和支出。

17 State Street, 20th Floor		Phone: 212 732 7184
New York, NY 10004	www.tripointglobalequities.com	Fax: 212 202 6380

b.           Non-Accountable Expense Fee.   The Company shall pay TGE a non-accountable expense fee equal to 0.5% of the gross proceeds of the Securities sold in the Financings.

                      非实报实销的费用。 在成功完成融资后，公司还应向TGE支付相当于融资所售证券总收入0.5%的款项作为非实报实销的费用。

5.           Representations, Warranties and Covenants of the Company. The Company represents and warrants to, and covenants with, TGE as follows:

公司的陈述，保证和承诺。 公司向TGE陈述，保证和承诺如下：

a.           Neither the Company nor any person acting on its behalf has taken, and the Company shall not and shall not permit its affiliates to take, directly or indirectly, any action so as to cause any of the transactions contemplated by this Agreement to fail to be entitled to exemption from registration or qualification under all applicable securities laws or which constitutes general advertising or general solicitation (as those terms are used in Regulation D under the Securities Act) with respect to the Securities.

公司以及公司代表不得，且公司也不得允许其关联方，直接或间接地进行任何活动，导致本协议项下的交易不符合适用的证券法豁免登记或资格，或构成以（证券法之D法规所称的）一般广告或一般劝诱方式ࡡ 7;售证券。

b.           The Company shall take and shall cause its affiliates to take such actions as may be required to cause compliance with this Agreement. TGE acknowledges that the Company may cause its affiliates to perform any of its obligations hereunder; provided, however, that the Company’s intention to do so (or any action by the Company or TGE in respect thereof) shall not relieve the Company from its obligation to perform such obligations when due.

公司应且应促使其关联方采取措施以遵守本协议。TGE承认公司可以促使其关联方履行公司在本协议下的义务，前提是公司这样做（或任何公司或TGE所采取的有关本协议的活动）不得免除公司到期履行& #20041;务的责任。

c.           The Company will furnish, or cause to be furnished, to TGE such information as TGE believes appropriate to its engagement hereunder (all such information, the "Information"), and the Company represents that all such Information will be accurate and complete in all material respects. The Company will promptly notify TGE of any change that may be material in such Information. It is understood that TGE will be entitled to rely on and use the Information and other information that is publicly available without independent verification, and will not be responsible in any respect for the accuracy, completeness or reasonableness of all such Information or to conduct any independent verification or any appraisal or physical inspection of properties or assets.

公司将向TGE提供其在本协议下应当提供的信息（统称“信息”），公司陈述上述所有信息在主要方面都是准确且完整的。公司将及时向TGE告知该信息的任&# 20309;重大变化。这意味着TGE可以信赖和使用这些信息以及其它公众认可的未经单独审查的信息，不对该信息的准确性、完整性或合理性承担任何责任，也不负责对财产或资产进行任何独立审查或任何评估或现场检查。

17 State Street, 20th Floor		Phone: 212 732 7184
New York, NY 10004	www.tripointglobalequities.com	Fax: 212 202 6380

d.           It is also understood that the Company may make available to offerees of the Securities additional material, data or other information relating to the Company (“Company Data”). The Company recognizes and confirms that (a) in performing the services contemplated by this Agreement, TGE will use and rely primarily on the Information, the PPM and Company Data made available to TGE and on other information available from generally recognized public sources without having independently verified the same; (b) the Information, the PPM and the Company Data are the sole responsibility of the Company, and TGE does not assume any responsibility for the accuracy or completeness of the Information, the PPM or the Company Data, and will not undertake to verify independently any of their accuracy or completeness.

各方理解公司可以向受要约者提供公司证券的额外资料、数据或其它信息（“公司数据”）。公司确认：(a)在进行本协议下服务时，TGE可以使用并主要依赖向其提供的&# 20449;息和公司数据，以及其它公众一般认可的未经单独审查的信息；(b)公司对信息和公司数据独自承担责任，TGE不负责对信息和公司数据进行单独的审查，也不对其准确性或完整性承担任何责任。

e.           The Company represents that none of the Company, its predecessors or affiliates has been subject to any order, judgment or decree of any court of competent jurisdiction temporarily, preliminary or permanently enjoining such person for failing to comply with Section 503 of Regulation D.

公司陈述，公司、公司前身或其关联方均没有受限于有管辖权的法院因其违反法规D第503款而做出的任何临时，预备或永久的决定、裁判或判决。

f.            The Company hereby represents and warrants to TGE that (i) the Company has full right and authority to enter into this Agreement and to perform its obligations hereunder, and (ii) the execution and delivery of this Agreement by the Company and the performance by the Company of its obligations hereunder will not conflict with or breach any agreement, order or decree to which the Company is a party or by which the Company is bound.

公司特此向TGE陈述和保证：(i)公司拥有签订本协议及履行本协议下义务的全部权利和授权，且(ii)公司签订交付本协议以及履行本协议义务的行为不会违反任何涉及公司或约束公司的Õ 27;议、决定或判决。

6.           Representations, Warranties and Covenants of TGE. TGE represents and warrants to, and covenants with, the Company as follows:

TGE的陈述，保证和承诺。 TGE向公司陈述，保证和承诺如下：

17 State Street, 20th Floor		Phone: 212 732 7184
New York, NY 10004	www.tripointglobalequities.com	Fax: 212 202 6380

a.            None of TGE, its affiliates or any person acting on behalf of TGE or any of such affiliates has engaged or will engage in any general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) with respect to the Securities.

TGE及其关联方或其代表及其关联方，均不曾也不会进行任何（证券法之法规D所指的）以一般劝诱或广告方式发售证券的活动。

b.            TGE will use its best efforts to conduct the offering and sale of Securities so that Securities are sold in a transaction or series of transactions exempt from registration under the Securities Act.

TGE将尽力发售证券以使证券在一次或几次证券法规定的豁免登记交易中售出。

c.            TGE will send Materials related to the Financings only to persons that the TGE reasonably believes are “accredited investors” (as defined under Rule 501(a) of the Securities Act).

TGE仅向其合理相信的“可信任投资者”（定义见证券法501(a)条）发送有关融资的资料。

d.            TGE agrees that, except as otherwise required by law, regulation or court order or as contemplated by its engagement hereunder, the non-public information furnished to TGE by the Company shall be held by TGE as confidential.

TGE同意，除非法律、法规、法院的决定或本协议另有要求，TGE应对公司向TGE提供的未公开的信息保密。

e.            TGE agrees to disclose in any subscription agreement presented to its investors its fees.

TGE同意在向投资人的任何认购合同中披露其费用。

f.             TGE agrees to request approval by the Company via e-mail approval of any investor to whom TGE wishes to present the investment opportunity, which the Company shall not unreasonably withhold, but shall withhold in the event that such introduction was previously made to the Company. In the event that the Company does not grant approval for a specified investor, then TGE shall not discuss the Company or the investment opportunity with that investor and shall not be paid any compensation in the event that such investor does invest provided, however, that the Company does not act in bad faith in the rejection of any such proposed investor.

TGE同意事先就其计划接触的投资人向公司获得电邮同意，而同意不应给予不合理的拒绝，除非该投资人事先已推荐给公司。在公司不同意某一特定投资人的情况下，TGE不应向该投资人讨论公ࡥ 6;和投资机会，但公司在拒绝该推荐的投资人时应持诚信原则。

17 State Street, 20th Floor		Phone: 212 732 7184
New York, NY 10004	www.tripointglobalequities.com	Fax: 212 202 6380

7.           Indemnification. The Company agrees to indemnify TGE in accordance with the terms set out in Schedule A to this Agreement, which Schedule forms part of this Agreement and the consideration for which is the entering into of this Agreement. Such indemnity (“Indemnity”) will be in addition to, and not in substitution for, any liability which the Company or any other person may have to TGE or other persons indemnified pursuant to an indemnity apart from the Indemnity.

补偿。 公司同意根据本协议附录A的条款对TGE进行补偿，该附录是本协议的一部分，其对价是本协议的签署。该补偿（“补偿”&# 65289;应单独计算，不包括在公司或其他补偿方，或非依本条款进行的补偿之中，且不得替代该责任。

8.           Tombstone Advertisements. Following the final closing of the private placement, the Company shall pay for the reasonable costs of placing “tombstone advertisements,” prepared in compliance with SEC Rule 134, in any publications which may be selected by TGE.

证券发行公告。私募程序最终交割以后，公司应支付依美国证券交易委员会规则第134条在TGE指定刊物上发布证券公告的合理费用。

9.           Survival of Certain Provisions. The expense, indemnification, reimbursement and contribution obligations of the Company provided herein and TGE’s rights to compensation (which term includes all fees, amounts and Warrants due or which may become due) shall remain operative and in full force and effect regardless of (i) any withdrawal, termination or consummation of or failure to initiate or consummate any transaction described herein or (ii) any termination or the completion or expiration of this Agreement.

特定条款的持续有效。 即使(i)本协议下交易取消、终止或失败，或者(ii)本协议终止或到期，本协议所规定的公司应承担的费用、补偿、Ű 64;款和出资义务，以及TGE获得赔偿（包括所有的费用、款项和到期或将要到期的保证）的权利的条款应继续有效。

10.           Notices. Notice given pursuant to any of the provisions of this Agreement shall be given in writing and shall be sent by certified mail, return receipt request or recognized overnight courier or personally delivered (a) if to the Company:

通知。 本协议规定的通知应以书面形式作出，以挂号信的方式寄出并签收回执，或以快递方式寄出或专人送达，（a）如果发送给公司，则地址为：

China LianDi Energy Resources Engineering Technology Ltd.
4th  Floor, Tower B, Wanliuxingui Building,
No.28 Wanquanzhuang Road,
Haidian District,
Beijing, PRC, 100089
Attention: Zuo Jianzhong, Chairman and CEO

17 State Street, 20th Floor		Phone: 212 732 7184
New York, NY 10004	www.tripointglobalequities.com	Fax: 212 202 6380

中国联迪能源工程技术有限公司
北京市海淀区万泉庄路28号
万柳新贵大厦B座四层
中国, 100089
致：左建中，董事长和首席执行官

and (b) if to TGE:

TriPoint Global Equities, LLC
17 State Street, 20th Floor
New York, NY 10004
Attention: Mark Elenowitz

（b）如果发送给TGE，则地址为：
美国纽约市州街17号20层，
泽邦国际证券有限公司，邮编 10004，
收件人为Mark Elenowitz。

11.         Confidentiality. No financial advice rendered by TGE pursuant to this Agreement may be disclosed publicly in any manner without TGE’s prior written consent, except as may be required by law, regulation or court order but subject to the limitation below. If the Company is required or reasonably expects to be so required to disclose any advice, the Company shall provide TGE with prompt notice thereof so that TGE may seek a protective order or other appropriate remedy and take reasonable efforts to assure that all of such advice disclosed will be covered by such order or other remedy. Whether or not such a protective order or other remedy is obtained, the Company will and will cause its affiliates to disclose only that portion of such advice which the Company is so required to disclose.

保密。 除非TGE书面同意，任何TGE根据本协议提供的财务建议均不得对外披露，法律法规或法院决定要求披露的除外，但应遵守下列限制Ӎ 0;如果公司被要求或被合理期待披露任何咨询意见，公司应将此情况迅速告知TGE，以使TGE可以寻求保护决定或其它合适的救济途径，并尽力确保该决定或救济包含要被披露的咨询信息。无论是否能获得保护决定或救济，公司及其关联方应仅对所要求披露的部& #20998;信息进行披露。

17 State Street, 20th Floor		Phone: 212 732 7184
New York, NY 10004	www.tripointglobalequities.com	Fax: 212 202 6380

12.         Choice of Law; Dispute Resolution

法律选择；争议解决

a.           This AGREEMENT shall be interpreted, controlled, and enforced in accordance with the substantive laws of the State of New York.
本协议的解释、管理和执行适用纽约州的实体法。

b.           Each party shall bear its own expenses in any litigation conducted under this section.
一方依本款提起的诉讼程序应自负费用。

c.           Disputes; Arbitration:
争议；仲裁：

(i)           Mandatory Arbitration. All disputes arising out of or relating to this AGREEMENT will be resolved by mandatory, binding arbitration in accordance with this Section 12(c).

强制仲裁。 所有有关本协议的争议应依第12(c)款以强制的有约束力的仲裁方式解决。

(ii)          Friendly Negotiations. Before any arbitration is commenced pursuant to this Section 12(c), the Parties must endeavor to reach an amicable settlement of the dispute through friendly negotiations.

友好协商。 在根据第12(c)款仲裁之前，各方应尽力通过友好协商和解争议。

(iii)         Commencement of Arbitration. If no mutually acceptable settlement of the dispute is made within the sixty (60) days from the commencement of the settlement negotiation or if any party to this AGREEMENT refuses to engage in any settlement negotiation, any party to this AGREEMENT may submit the dispute for arbitration.

  仲裁开始。 若协商开始六十（60天）内双方无法协商一致，或本协议任何一方拒绝协商解决，任何一方可以将争议提交仲裁。

(iv)         Arbitration. Any arbitration commenced pursuant to this Section 12(c) will be conducted in New York, New York under the Arbitration Rules of the American Arbitration Association (“AAA”) by arbitrators appointed in accordance with such rules. The arbitration will be conducted by a panel of three arbitrators, one chosen by each party to this AGREEMENT and the third by agreement of the parties; failing agreement within 30 days of commencement of the arbitration proceeding, the AAA will appoint the third arbitrator. The proceedings will be confidential and conducted in English. The arbitral tribunal will have the authority to grant any equitable and legal remedies that would be available in any judicial proceeding instituted to resolve a disputed matter, and its award will be final and binding on the parties. The arbitral tribunal will determine how the parties will bear the costs of the arbitration. Notwithstanding the foregoing, each party will have the right at any time to immediately seek injunctive relief, an award of specific performance or any other equitable relief against the other party in any court or other tribunal of competent jurisdiction. During the pendency of any arbitration or other proceeding relating to a dispute between the parties, the parties will continue to exercise their remaining respective rights and fulfill their remaining respective obligations under this AGREEMENT, except with regard to the matters under dispute.

17 State Street, 20th Floor		Phone: 212 732 7184
New York, NY 10004	www.tripointglobalequities.com	Fax: 212 202 6380

仲裁。 依本第12(c)款提起的仲裁应在纽约市进行，依据美国仲裁委员会（“AAA”）的仲裁规则进行仲裁，仲裁员也依该规则指派。仲裁由三名仲裁员组成的仲裁庭主持，双方各指派一名A 292;第三名由双方共同协议指定；若仲裁程序开始三十（30）天内无法达到一致，则由AAA指定第三名仲裁员。仲裁程序保密，用英语进行。仲裁庭有权适用任何衡平法和救济措施以解决争议事项，仲裁裁决是终局性的，对双方均有约束力。仲裁庭决定双方如何 承担仲裁费用。尽管有前述规定，一方有权随时向法院或其它有管辖权的法庭申请禁令，具体履行合同义务或其它的救济途径。有关双方争议的仲裁或其它诉讼程序的进行期间，各方继续行使本协议下除争议事项以外的各项权利，并履行各自的义务。

13.         Miscellaneous.
其他

a.           This Agreement  sets forth the entire agreement between the parties, supersedes and merges all prior written or oral agreements with respect to the subject matter hereof, may only be amended in writing

该协议列明了合同双方的全部协定，代替和合并了之前有关上述问题的所有书面或口头协议，本协议只能以书面方式修订。

b.           This Agreement may not be assigned by either party without the prior written consent of the other party.

没有合同另外一方的书面同意，任何一方不得转让本协议。

c.           If any provision of this Agreement is determined to be invalid or unenforceable in any respect, such determination will not affect such provision in any other respect or any other provision of this Agreement.

本协议的部分条款无效或不具执行力并不影响本协议其他条款的效力。

remainder of page intentionally left blank
本页余下有意空白
17 State Street, 20th Floor		Phone: 212 732 7184
New York, NY 10004	www.tripointglobalequities.com	Fax: 212 202 6380

Please confirm that the foregoing correctly sets forth our agreement by signing and returning to TGE the enclosed duplicate copy of this Agreement.

请确认协议所列条款的正确性后签名并将该协议附上的复本返还给TGE。

您诚挚的，

TriPoint Global Equities, LLC
泽邦国际证券有限公司

By:
签署:	/s/ Mark Elenowitz
Name:	Mark Elenowitz
姓名：	马克 ∙ 易诺威茨
Title:	CEO
职务：	首席执行官

ACCEPTED AND AGREED TO
This ___ day of October 2009
于2009年10月 日同意并接受

China LianDi Energy Resources Engineering Technology Ltd.
中国联迪能源工程技术有限公司

By:
签署：	/s/ Zuo Jianzhong
Name:	Zuo Jianzhong
姓名：	左建中
Title:	Chairman and CEO
职务：	董事长和首席执行官

17 State Street, 20th Floor		Phone: 212 732 7184
New York, NY 10004	www.tripointglobalequities.com	Fax: 212 202 6380

SCHEDULE A - INDEMNITY
附录A — 补偿

The Company (as defined in the Placement  Agreement to which this schedule is attached and herein referred to as  the “Indemnitor”)  hereto hereby agrees to indemnify and hold TGE and any of its affiliates, agents, sub-agents, directors, officers, employees and shareholders (herein referred to as an "Indemnified Party" or the “Indemnified Parties”) harmless from and against any and all expenses, losses (other than loss of profits), claims, actions, damages or liabilities, whether joint or several (including the aggregate amount paid in reasonable settlement of any actions, suits, proceedings or claims), and the reasonable fees and expenses of their counsel that may be incurred in advising with respect to and/or defending any claim that may be made against an Indemnified Party, to which an Indemnified Party may become subject or otherwise involved in any capacity under any statute, at law or in equity insofar as such expenses, losses, claims, damages, liabilities or actions arise out of or are based, directly or indirectly, upon the performance of professional services rendered to the Company by TGE hereunder or otherwise in connection with the matters referred to in the Agreement to which this is attached, provided, however, that this indemnity shall not apply to the extent that a court of competent jurisdiction in a final judgement that has become non-appealable shall determine that:

公司（其定义在本附录所依附的私募代理协议中，此处被称为“补偿方”）特此同意补偿TGE及其关联方、代理、二级代理、董事、管理人员、雇员和股东(“受偿方”或“受偿各方”)任何连带或单独承担的费用和损失（利润损失除外），使其不因索赔、诉讼、损害或责任而受损失（包括合理解决任何诉讼，诉讼程序和索赔的总金额），以及为解决索赔෺ 5;讼而聘请律师咨询中所发生的合理费用，这些请求可能会使受偿方受约束，或者影响其在法律上的权利能力，该费用、损失、权利请求、损害、责任或诉讼在TGE向公司提供专业服务的过程中产生，或者直接或间接的以其为基础，或者与协议的事项有关，但是，该补偿不适用 ;于管辖法院最后判决为不可诉的情形：

(i)	an Indemnified Party has been negligent or dishonest or have committed any fraudulent act in the course of such performance, or have breached applicable laws; and

受偿方在履行过程中有过失，不诚信或欺诈的情形，或者违反应适用的法律；以及

(ii)	the expenses, losses, claims, damages or liabilities, as to which indemnification is claimed, were directly caused by the negligence, dishonesty, fraud, or breach referred to in (i).

由于过失，不诚信，欺诈或违反(i)中所规定的内容而要求赔偿的费用，损失，损害或责任。

17 State Street, 20th Floor		Phone: 212 732 7184
New York, NY 10004	www.tripointglobalequities.com	Fax: 212 202 6380

If for any reason (other than the occurrence of any of the events itemized in (i) and (ii) above), the foregoing indemnification is unavailable to an Indemnified Party or insufficient to hold them harmless, then the Indemnitor shall contribute to the amount paid or payable by an Indemnified Party as a result of such expense, loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the Indemnitor on the one hand and an Indemnified Party on the other hand but also the relative fault of the Indemnitor and an Indemnified Party, as well as any relevant equitable considerations; provided that the Indemnitor shall, in any event, contribute to the amount paid or payable by an Indemnified Party as a result of such expense, loss, claim, damage or liability, any excess of such amount over the amount of the fees received by an Indemnified Party hereunder pursuant to the agreement to which this indemnity is attached.

若由于任何原因（发生上述(i)和(ii)所详细列举的事项除外），致使受偿方无法得到上述赔偿或上述赔偿不足以弥补其所受损害，则补偿方应当按补偿方和受偿方所获收益及相关过错的比例对受偿方由此支付& #30340;费用、损失、赔偿或责任进行合理补偿；但在任何情况下，补偿方都应按照本附录前的协议之规定对受偿方所支出的费用、损失、赔偿或责任，以及受偿方的支出超出所得款项的部分进行补偿。

The Indemnitor agrees that in case any legal proceeding shall be brought against the Indemnitor and/or an Indemnified Party by any governmental commission or regulatory authority or any stock exchange or other entity having regulatory authority, either domestic or foreign, shall investigate the Indemnitor and/or an Indemnified Party and any Indemnified Party shall be required to testify in connection therewith or shall be required to respond to procedures designed to discover information regarding, in connection with, or by reason of the performance of professional services rendered to the Indemnitor by an Indemnified Party, an Indemnified Party shall have the right to employ their own counsel in connection therewith, and the reasonable fees and expenses of such counsel as well as the reasonable costs (including an amount to reimburse an Indemnified Party for time spent by it in connection therewith) and out-of-pocket expenses incurred by it in connection therewith shall be paid by the Indemnitor as they occur unless caused pursuant to (i) or (ii) above.

补偿方同意：如果任何政府委员会、监管机构、证券交易所或其它有监管权力的实体采取针对补偿方或受偿方的诉讼程序，无论是在国内还是国外，需要调查补偿方或受偿方，且受偿方需要就此作证或者因应诉而要寻求有关信息证明受偿方ࡨ 1;补偿方提供专业服务的行为，则受偿方有权聘请自己的律师，且聘请律师的合理费用、支出、成本（包括偿还给受偿方以补偿其为此所花费时间的费用）及其自付的部分应该由补偿方来支付，发生上述(i)和(ii)所详细列举的事项除外。

Promptly after receipt of notice of the commencement of any legal proceeding against an Indemnified Party or after receipt of notice of the commencement of any investigation, which is based, directly or indirectly, upon any matter in respect of which indemnification may be sought from the Indemnitor, the Indemnified Party will notify the Indemnitor in writing of the commencement thereof and, throughout the course thereof, will provide copies of all relevant documentation to the Indemnitor, will keep the Indemnitor advised of the progress thereof and will discuss with the Indemnitor all significant actions proposed.

17 State Street, 20th Floor		Phone: 212 732 7184
New York, NY 10004	www.tripointglobalequities.com	Fax: 212 202 6380

在接到任何针对受偿方提起的诉讼程序开始的通知后，或者在收到任何直接或间接与从补偿方寻求赔偿的事务上相关的调查通知后，受偿方应迅速书面告知补偿者该事项及其过程，向补偿者提供所有相关资料的副本，让补偿者对此提出建议 4182;和补偿者讨论所有重要的行动。

The indemnity and contribution obligations of the Indemnitor shall be in addition to any liability which the Indemnitor may otherwise have, shall extend upon the same terms and conditions to the Indemnified Parties and shall be binding upon and ensure to the benefit of any successors, assigns, heirs and personal representatives of the Indemnitor, an Indemnified Party.  The foregoing provisions shall survive the completion of professional services rendered under the Agreement to which this is attached or any termination of the authorization given by the Agreement to which this is attached.

补偿者的补偿与支付义务不包括在补偿方另行承担的任何责任以内，应给予同样的条款和条件，并且约束并保证补偿方和受偿方的任何承继者、受让人、继承人和个人代表的利益。本附件所附的协议之下的专业性服务完成或者本附件所附的 1327;议的授权终止后，前述条款继续有效。

17 State Street, 20th Floor		Phone: 212 732 7184
New York, NY 10004	www.tripointglobalequities.com	Fax: 212 202 6380